CONFIDENTIAL

                                                                  June 24, 1996

                           License Agreement between
               The Ohio State University Research Foundation and
                            Sedona GeoServices, Inc.

This agreement (hereinafter Agreement) effective June 24, 1996 is between the Ohio State University Research Foundation (hereinafter "OSURF") whose principal place of business is 1960 Kenny Road, Columbus, OH 43210-1063 and Sedona GeoServices, Inc. (hereinafter "SEDONA") a division of Scangraphics, Inc., a Pennsylvania Corporation whose principal place of business is 700 Abbott Drive, Broomall, Pennsylvania 19008.

WHEREAS, The Ohio State University Center for Mapping (hereinafter "OSUCFM") has developed various procedures, software processes, and know-how, defined below as "DMCP TECHNOLOGY", used to convert analog maps to digital vector form, and

WHEREAS, OSUCFM is using DMCP TECHNOLOGY to convert 7.5 minute, 1:24,000 quadrangle maps to digital vector form for the United States Geological Survey (hereinafter "USGS"), and

WHEREAS, SEDONA is engaged in the business of providing Geographic Information System hardware, software, and services, and

WHEREAS, OSURF holds the intellectual property rights to developments made by OSUCFM, including DMCP TECHNOLOGY, and

WHEREAS, OSURF desires to license DMCP TECHNOLOGY so that the DMCP TECHNOLOGY will be further developed and commercialized for the good of the public and the nation, and

WHEREAS, SEDONA has indicated a desire to acquire the license to DMCP TECHNOLOGY for commercialization,

NOW, THEREFORE, the parties hereto, in consideration of the promises, terms and conditions set forth herein, mutually agree as follows:

ARTICLE I - DEFINITIONS

The following terms shall have the meanings set forth below:

1.1 "DMCP TECHNOLOGY" means the Digital Map Conversion Process Technology developed by OSUCFM to convert USGS 7.5 minute, 1:24,000 scale quadrangle maps


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                                  CONFIDENTIAL

to digital vector form consistent with USGS DLG3 standards, as it exists on the effective date of this Agreement. as further identified in Appendix A attached hereto.

1.2 "LICENSED INTELLECTUAL PROPERTY" means the following items that cover or are used for or in the manufacture, use or sale of LICENSED PRODUCTS and/or LICENSED
SERVICES:

      (i) patents U.S. and foreign, if any, covering DMCP TECHNOLOGY developed by OSUCFM;

     (ii) know-how including data, designs, specifications, procedures, drawings and technical information documenting DMCP TECHNOLOGY developed by OSUCFM;

    (iii) copyrights, software executable code (including source code), and documentation developed by OSUCFM as part of or used for or in connection with DMCP TECHNOLOGY developed by OSUCFM; not including existing technology already owned or licensed by SEDONA, or future technology developed by SEDONA, whether derived from or used for or in connection with DMCP TECHNOLOGY developed by OSUCFM.

1.3 "LICENSED PRODUCTS" means systems, apparatus, equipment, products, or vehicles including DMCP TECHNOLOGY and/or LICENSED INTELLECTUAL PROPERTY developed by OSUCFM; computer software executable code and documentation incorporated or derived from DMCP TECHNOLOGY developed by OSUCFM, not including existing technology already owned or licensed by SEDONA, or future technology developed by SEDONA, whether derived from or used for or in connection with DMCP TECHNOLOGY developed by OSUCFM.

1.4 "LICENSED SERVICES" means services employing DMCP TECHNOLOGY and/or LICENSED INTELLECTUAL PROPERTY developed by OSUCFM for the design and/or production of LICENSED PRODUCTS.

ARTICLE II - LICENSE GRANT, ACCEPTANCE AND PERFORMANCE

2.1 Grant of License. Subject to the rights of others as set forth in Appendix B, OSURF hereby grants to SEDONA World wide exclusive rights to DMCP TECHNOLOGY and LICENSED INTELLECTUAL PROPERTY to make, have made, to reproduce, prepare derivative works based on, display, perform, use, sell and/or lease LICENSED PRODUCTS and/or LICENSED SERVICES. SEDONA shall have the right to sublicense others to do any and all of the above.

          (i) FEMA. SEDONA grants to OSURF the right to execute one (1) non-exclusive sublicense to DMCP TECHNOLOGY to the U.S. Federal Emergency Management Agency (FEMA), which shall be limited to internal use. This sublicense shall be executed at the sole discretion of OSURF. OSURF and FEMA are prohibited from transferring the


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                                  CONFIDENTIAL

               technology to any other party (ie. a private sector partner) that participates in the FEMA project.

          (ii) OSURF. SEDONA grants to OSURF an exclusive sublicense to use and commercialize, directly or through sublicenses, DMCP TECHNOLOGY limited to Medical Imaging, Semiconductor Design, and DNA Mapping applications. SEDONA (and SEDONA sublicensees) agree not to compete with OSURF or OSURF sublicensees in these three applications.

         (iii) EDUCATIONAL USE. SEDONA grants to OSURF the right to use the existing DMCP TECHNOLOGY for educational purposes; including revisions and enhancements developed by OSUCFM, after one (1) year of the revision or enhancement development completion date.

          (iv) TECHNICAL ASSISTANCE. SEDONA grants OSUCFM the right to use DMCP TECHNOLOGY for SEDONA technical assistance activities.

2.2 Representations and Warranties. Subject to the rights of the Federal Government as provided for under 37 CFR 401.14, OSURF hereby represents and warrants to SEDONA:

           (i) that OSURF has all of the right, title and interest in and to LICENSED INTELLECTUAL PROPERTY, and that it has the right to grant the license provided for herein;

          (ii) that as of the effective date of this Agreement OSURF has no notice, knowledge, information or belief that any LICENSED PRODUCTS or LICENSED SERVICES infringe any rights of others; and

         (iii) that OSURF will give notice to any future sub-licensee of DMCP TECHNOLOGY approved by SEDONA, that this Agreement is exclusive to SEDONA and that such non-exclusive sub-licensee will not have any rights to use DMCP TECHNOLOGY to develop and promote the commercial application of LICENSED PRODUCTS and/or LICENSED SERVICES, either directly or through sublicensees.

HOWEVER, OSURF EXCLUDES ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THE RIGHTS OF OTHERS, AS TO DMCP TECHNOLOGY OR LICENSED PRODUCT OR SERVICE.

2.3 Diligence. SEDONA accepts the above license, and shall exert reasonable diligence to develop and promote the commercial application of LICENSED PRODUCTS and LICENSED SERVICES, either directly or through sublicensees.

ARTICLE III - DELIVERABLES AND TECHNICAL ASSISTANCE

3.1 Deliverables. Within thirty (30) days of the effective date of this Agreement, OSURF shall deliver or cause OSUCFM to deliver to SEDONA one copy of all LICENSED INTELLECTUAL PROPERTY, including one copy of all drawings,

                                  CONFIDENTIAL

procedures, specifications and technical information, designs, plans, software, and any software documentation.

3.2 Training. OSURF shall cause OSUCFM to provide knowledgeable personnel to instruct SEDONA personnel in all relevant details of LICENSED INTELLECTUAL PROPERTY. Training shall be in Columbus, Ohio. OSUCFM will provide ten (10 business days of training at no cost to SEDONA. Additional training shall be available to SEDONA and OSUCFM and SEDONA shall arrange at times and places mutually agreed to for such instruction. SEDONA shall reimburse OSUCFM for the time and expenses of such OSUCFM personnel as mutually agreed.

3.3 Revisions and/or Enhancements. During the term of this Agreement, OSURF through OSUCFM will continue to undertake research in digital cartography that may result in revisions and/or enhancements to DMCP TECHNOLOGY. Such revisions and/or enhancements, to the extent they occur, will be immediately communicated to SEDONA and made available to SEDONA at no cost. Any revisions and/or enhancements of DMCP TECHNOLOGY will be exclusive to SEDONA and will not be made available to any other non-exclusive sub-licensees, without the express written consent of SEDONA. SEDONA grants OSURF the right to provide revisions and enhancements to FEMA (for internal use) and to OSURF sublicensees in Medical Imaging, Semiconductor Design, and DNA Mapping applications under section 2.1
(i) and (ii).

3.4 Technical Assistance. OSURF shall cause OSUCFM to provide knowledgeable personnel to conduct ongoing technical assistance at OSUCFM of at least two thousand (2000) manhours per year, for each year that annual royalties are paid by SEDONA. Technical assistance will be accomplished on a task order basis, according to a mutually defined schedule. and directed by a technical assistance team determined mutually by OSUCFM and SEDONA.--OSUCFM will document in quarterly and annual reports. all technical goals. plans and accomplishments. Any new technology, not previously owned by OSUCFM but developed by OSUCFM under SEDONA task orders will be owned by SEDONA.

ARTICLE IV - ROYALTIES

4.1 Initial Royalty. SEDONA shall pay OSURF or cause OSURF to be paid one hundred twenty thousand U.S. dollars ($120,000) on July 1, 1996. SEDONA shall pay OSURF or cause OSURF to be paid one hundred thousand U.S. dollars ($100,000) on January 2, 1997.

4.2 Ongoing Royalty. SEDONA shall pay OSURF or cause OSURF to be paid one hundred ten thousand U.S. dollars ($110,000) on July 1, 1997 and one hundred ten thousand U.S. dollars ($110,000) on January 2, 1998 and one hundred ten thousand U.S. dollars ($110,000) bi-annually thereafter through January 2, 2002 for total Ongoing Royalty payments through July 1, 2002 of one million one hundred thousand U.S. dollars


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


                                  CONFIDENTIAL


($1,100,000). The total of the Initial Royalty payment plus the Ongoing Royalty payments shall be one million three hundred twenty thousand U.S. dollars ($1,320,000).

ARTICLE V - ENFORCEMENT

5.1 Notice of infringement. SEDONA will notify OSURF if it has reason to believe that others are infringing OSURF's intellectual property rights in DMCP TECHNOLOGY or LICENSED INTELLECTUAL PROPERTY RIGHTS, but OSURF assumes no obligation to abate such infringement.

5.2 Right to Pursue infringers. OSURF hereby grants to SEDONA the right to sue infringers of DMCP TECHNOLOGY and/or LICENSED INTELLECTUAL PROPERTY. SEDONA shall bear all costs of such suits and OSURF shall, at the request of SEDONA, join in such suits and cooperate in suits. SEDONA shall bear the costs incurred by OSURF for joining and cooperating in such suits. Nothing in this Agreement obligates SEDONA or OSURF to bring a suit for infringement or misappropriation.


ARTICLE VI - FORCE MAJEURE

6.1. Force Majeure. Neither party shall incur any liability, consequential or otherwise, for any delay in performance or failure to perform its obligations under this Agreement, due to acts of God or public enemies, acts of other parties, requests or regulations of civil or military authority, labor disputes, accidents at the factory, lockouts, fire, riots, war or other outbreaks or hostilities, embargoes, inability to obtain shipping or raw material, delays of carriers or suppliers, machinery breakdowns, epidemics, floods. unusually severe weather, shortage of power or fuel, or any other causes whatsoever beyond the reasonable control of the party in question.

ARTICLE VII - DURATION AND TERMINATION

7.1 Duration. This Agreement is effective as of the date given above through December 31, 2006. This section shall survive the normal termination of this Agreement.

7.2 Termination. Notwithstanding any other provisions of this Agreement, SEDONA, at its option, may terminate this Agreement upon six (6) months prior written notice to OSURF. Upon termination of this Agreement by SEDONA, SEDONA relinquishes all rights to make, have made, to reproduce, prepare derivative works based on, display, perform, use, sell and/or lease LICENSED PRODUCTS and/or LICENSED SERVICES, either directly or through sublicensees. OSURF may similarly terminate this Agreement should SEDONA fail to comply with or to perform when due any of its payments or other material obligations under this Agreement (including Sections 2.3, 4.1, 4.2, 5.1, 9.5, 9.6 and 9.7), and should such failure not be cured within sixty (60) days of written notice of such breach having been given by OSURF. Any termination pursuant to this Article 7.2 shall be in addition to, and not in place of, a party's other rights or remedies which were


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


                                  CONFIDENTIAL


in existence prior to such termination. In the event of termination by OSURF, this agreement shall inure to Sedona to allow a non-exclusive right to use the DMCP TECHNOLOGY (except in the Medical Imaging, Semiconductor Design, and DNA Mapping applications) if payments made to OSURF under this agreement total at least $320,000, otherwise all SEDONA's rights in DMCP TECHNOLOGY revert to OSURF.

ARTICLE VIII - EXPORT CONTROLS

8.1 Export Controls. It is understood that OSURF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by SEDONA that SEDONA shall not export data or commodities to certain foreign countries without prior approval of such agency. OSURF neither represents that a license shall not be required nor that if required. it shall be issued.

ARTICLE IX - MISCELLANEOUS

9.1 Non-Waiver. The waiver by either party of a breach of any provision of this Agreement shall not be deemed to effect or imply a waiver of any other breach of such provision or a waiver of the provision itself.

9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Ohio.

9.3 Assignment. This Agreement shall inure to the benefit of and be binding upon each of the parties and their successors and assigns. This Agreement is not assignable without the expressed written consent of the other party and any attempt to assign without such written consent is void.

9.4 Notices. Any notice. request. report or payment which may or must be given under this Agreement shall be in writing and sent to the other party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addresser.

IF TO OSURF:

Office of Technology Transfer
The Ohio State University Research Foundation
1960 Kenny Road
Columbus, OH 43210-1063
ATTN: Director


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


                                  CONFIDENTIAL


with a copy to:

Center for Mapping
The Ohio State University
1216 Kinnear Road
Columbus, OH 43212
ATTN: Director

IF TO SEDONA

SEDONA GeoServices, Inc.
700 Abbott Drive
Broomall, PA 19008-4373
ATTN: Mr. William Hubbard
      Executive V.P.


9.5 Indemnification. SEDONA agrees to indemnify, hold harmless and defend OSURF, its officers, employees, and agents, against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of SEDONA's or sublicensee's use of DMCP TECHNOLOGY and/or LICENSED INTELLECTUAL PROPERTY in connection with this license.

9.6 Marking. SEDONA agrees that any material subject to an OSURF copyright and constituting all or part of a LICENSED PRODUCT produced or distributed under this Agreement, shall bear a copyright notice in the name of The Ohio State University Research Foundation and that any LICENSED PRODUCT covered by an OSURF patent or patent application, if any, may be marked with the number or such patent or the legend "patent pending", respectively.

9.7 Use of Name. SEDONA will not otherwise use, or authorize others to use, the name of OSURF, OSUCFM, or The Ohio State University, or of officers or employees of any of them, in connection with any commercial promotion accruing to the benefit of SEDONA or such others under this Agreement except with the prior written consent of OSURF, but any such consent shall not be deemed to constitute or imply the consent of any individual to the use of his or her own name.

9.8 Severability. If a court or other lawful authority of competent jurisdiction declares any provision of this Agreement invalid, illegal or unenforceable, this Agreement will continue in full force and effect with respect to all other provisions and Sections and all rights and remedies accrued under such other provisions and Sections will survive any such declaration.

9.9 Entire Agreement. The terms and provisions contained in this Agreement constitute the entire Agreement between the parties with respect to the subject matter hereof


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


integrating all previous communications, representations, agreements or understanding, either oral or written between the parties hereto, insofar as they might be asserted to vary the terms and provisions hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either party hereto unless such agreement or understanding is in writing and specifically refers to this Agreement, is signed by duly authorized or representatives of the respective parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement, on the dates below indicated.


FOR SEDONA:                                 FOR OSURF:

By: /s/ [CLIENT SUPPLY]                     By: /s/ [CLIENT SUPPLY]
    ------------------------------              -------------------------------
Title: Executive Vice President             Title: Director Tech Transfer
       ---------------------------                 ----------------------------
Date: 6/24/96                               Date: 6/24/96
      ----------------------------                -----------------------------


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


                                                                  June 24, 1996

                                  CONFIDENTIAL

                           License Agreement between
               The Ohio State University Research Foundation and
                            Sedona GeoServices, Inc.

                                   Appendix A

Subject: Description of DMCP TECHNOLOGY.


                      GISOM CURRENT CONVERSION METHODOLOGY

                    --------         -------          --------
                    Scanning         Warping          Plotting
                    --------         -------          --------

                                     -------         -----------
                                      QC/QA          Vectorizing
                                     -------         Attributing
                                                     -----------

     The following are the specific steps followed by GISOM staff in the conversion of 7.5-minute quadrangles into DLG-3 files for the State of Ohio. The graphic package used on the PC-486/MS-DOS platform as well in the UNIX environment is Intergraph/Bentley's MicroStation Version 5. Time is given in manhours, and in generally, a single individual is used per task in the GISOM project.


 Description                 Time per Quad           Program            Computer Platform
of the Process                 (hours)                Name              Operating System
--------------               -------------           -------            -----------------

                                    Scanning
                                    --------
Source material evaluation      0.1-0.3          none                    none

Source material scanning        0.3              SRIF (Intergraph)       Intergraph/UNIX

Creation of empty .DGN file     0.1              GEOUTM                  Intergraph/UNIX or
                                                 (USGS/CFM)              PC-486/MS-DOS

Raster image evaluation         0.1-0.3          BRAS or IRASB           Intergraph/UNIX or
                                                 (Intergraph)            PC-486/MS-DOS


                                     Warping
                                     -------

Warping of.RLE files            1.0-1.3          CFM_WARP (CFM)          Sun/UNIX


                                    Plotting
                                    --------

Plotting of raster and/or       0.25-0.50        CFM_PLOT (CFM)          PC-486/MS-DOS
vector files


                              Automatic Vectorizing
                              ---------------------

Contour raster-to-vector        75-2.0(*)        I/VEC (Intergraph)      Intergraph/UNIX
conversion (no attributes)


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



                                  CONFIDENTIAL


                            Interactive Vectorizing
                            -----------------------
Heads-up digitizing and         40.0-200.0(**)   RETSAM_PC (CFM)         PC486/MS-DOS
attributing & elevation
tagging


             Internal Consistency, Elevations, and Attribute QC/QA
             -----------------------------------------------------

Conversion of .DGN into         0.1-0.3          DGN_DO                  PC486/MS-DOS
DLG optional                                     (USGS/CFM)

Generation of topology,         1.0-2.5          PROSYS (USGS)           Sun/UNIX
check internal consistency,
contour elevations, and
attributes.

Conversion to .DGN              0.1-0.3          DD_DGN                  PC-486/MS-DOS
                                                 (USGS/CFM)


 Description                 Time per Quad           Program            Computer Platform
of the Process                 (hours)                Name              Operating System
--------------               -------------           -------            -----------------

                                  Visual QC/QA
                                  ------------

Checking of line work for       4.0-40.0(***)    RETSAM_PC(CFM)         PC-486/MS-DOS
positional accuracy, and
completeness

Time Range:                     47.8-247.9


* The program CFM_CONTOURS will replace I/VEC. This program automatically generates the attribute for each contour (including the elevation value).
** The use of CFM_CONTOURS will decrease the time in this step by about 40%. *** The program CFM_VQC will replace the visual QC for hypsography. This will decrease the time in this step by about 50%.


                             Software Being Tested
                             ---------------------

 Description                    Completion           Program            Computer Platform
of the Process                     date               Name              Operating System
--------------                  ----------           -------            -----------------
Highly automatic contour         July, 1995        CFM_CONTOURS         Pentium/UNIX Linnux
Vectorizing and attributing
(CFM)

Highly automated Positional      August, 1996      CFM_VQC (CFM)        Sun/UNIX
QC & completeness for
hypsography


                            Software Being Developed
                            ------------------------

Interactive line following       December, 996     CFM_HYD (CFM)        PC-486/MS-DOS
of hydrographic features


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


                                  CONFIDENTIAL

                                                                  June 24, 1996

                           License Agreement between
               The Ohio State University Research Foundation and
                            Sedona GeoServices, Inc.

                                   Appendix B

Subject: Rights of Others to the DMCP TECHNOLOGY.

1. The U.S. Geological Survey of the Department of Interior and the Federal Government have certain rights under 37CFR401.14 to use the DMCP TECHNOLOGY for Government purposes.

2. Five State Government Agencies in addition to the U.S. Geological Survey are cooperatively funding a raster-to-vector map conversion project. The Ohio agencies are:

     * The Ohio Environmental Protection Agency
     * The Ohio Department of Transportation
     * The Ohio Department of Natural Resources
     * The Ohio Department of Administrative Services Development
     * The Ohio Department of Development

The project, referred to as "Gathering Information Scanning Ohio Maps (GISOM)", is to convert the USGS 7.5" quadrangle maps covering the State of Ohio to the USGS DLG3 standard. The GISOM project, initiated in 1993 and expected to be completed in 1997, is the primary source of DMCP TECHNOLOGY.


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